Exhibit 99.1

Trade Release

For Immediate Release

TearLab Corporation to release Q3 2015 Financial Results on November 5, 2015

Conference call to follow

SAN DIEGO, October 19, 2015 — TearLab Corporation (NASDAQ:TEAR; TSX:TLB) (“TearLab” or the “Company”) expects to announce its Q3 2015 financial results after market close on Thursday November 5, 2015. TearLab is pleased to invite all willing participants in a conference call during which time financial results will be discussed. This call will be held at 4:30pm Eastern at 877-303-1593.

Date: November 5, 2015

Time: 4:30 PM ET

Listen via internet: Webcast link: http://edge.media-server.com/m/p/qd5am343

Telephone: 877-303-1593

For those willing to listen to a recording of the call via telephone, a replay will be made available by 7:30 pm Eastern after the conclusion of the live call and will remain posted until 11:59 pm Eastern on November 12, 2015. To listen to a recording, simply telephone 855-859-2056 or 800-585-8367 (toll free lines) or 404-537-3406 and enter conference ID 56979750 when prompted.

About TearLab Corporation

TearLab Corporation (www.tearlab.com) develops and markets lab-on-a-chip technologies that enable eye care practitioners to improve standard of care by objectively and quantitatively testing for disease markers in tears at the point-of-care. The TearLab Osmolarity Test, that enables eye care practitioners to test for highly sensitive and specific biomarkers using nanoliters of tear film at point-of-care, is the first assay developed for the award-winning TearLab Osmolarity System. Headquartered in San Diego, CA, TearLab Corporation’s common shares trade on the NASDAQ Capital Market under the symbol ‘TEAR’ and on the Toronto Stock Exchange under the symbol ‘TLB’.

Forward-Looking Statements

This press release may contain forward-looking statements. These statements relate to future events and are subject to risks, uncertainties and assumptions about TearLab. Examples of forward-looking statements in this press release include statements regarding the future potential of the TearLab Osmolarity System and the related impact on our sales. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. Many factors may cause our actual results to differ materially from any forward-looking statement, including the factors detailed in our filings with the Securities and Exchange Commission and Canadian securities regulatory authorities, including but not limited to our annual and quarterly reports on Forms 10-K and 10-Q. We do not undertake to update any forward-looking statements.

CONTACT:

Stephen Kilmer

(647) 872-4849

skilmer@tearlab.com